Exhibit 99.3

February 2, 2023

Jefferies LLC

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Jefferies LLC, as representative (the “Representative”) of the several Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ADC Therapeutics SA, a société anonyme organized under the laws of Switzerland (or any successor thereto, the “Company”), and A.T. Holdings II Sàrl, a société anonyme organized under the laws of Switzerland (or any successor thereto, the “Selling Shareholder”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of a number of common shares (the “Shares”), par value CHF 0.08 per share (the “Common Shares”), of the Company by the Selling Shareholder.

If there is only one Underwriter identified in Schedule II to the Underwriting Agreement, references to “Underwriters” and “several Underwriters” in this letter shall instead mean the Underwriter and related plural terms shall instead be read in the singular.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 365 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)

transfers or dispositions of Common Shares or any security convertible into Common Shares to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned;

(b)

transfers or distributions of Common Shares or other securities to partners, members, stockholders, beneficiaries or other equity holders of the undersigned or any equity holders of any subsidiary of the undersigned (other than the undersigned or any affiliate of the undersigned);

(c)	sales of Common Shares to the Underwriters pursuant to the terms of the Underwriting Agreement;

provided that in the case of any transfer, disposition or distribution (i) pursuant to clause (a) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) pursuant to clause (b), each transferee or distributee shall sign and deliver a lock-up letter substantially in the form attached as Exhibit A and (iii) pursuant to clause (a), (b) or (c), no public announcement or filing under Section 16(a) or Section 13 of the Exchange Act (or its foreign equivalent), reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period, other than any Schedule 13D, Form 4 or Form 5 that is required to be filed under the Exchange Act (or its foreign equivalent) that indicates by footnote disclosure or otherwise the nature of the transfer or disposition, including, in the case of clause (a) or (b), that each transferee or distribute has signed and delivered a lock-up letter substantially in the form of this letter or attached as Exhibit A, as applicable;

(d)

transfers or dispositions of Common Shares or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) or (b) above, provided that any Common Shares shall be subject to the terms of this agreement;

(e)

the pledge or transfer by the undersigned of Common Shares or any security convertible into Common Shares to, and pursuant to the Holder Loan Agreement (as defined below) entered into with, Oaktree Fund Administration LLC (“Oaktree”), as agent on behalf of the lenders thereto, governing indebtedness or commitments relating to indebtedness of the undersigned or its affiliates (other than the Company and its subsidiaries) and of which the Representative has been provided a copy, any pledge or transfer by the undersigned or its affiliates pursuant to any agreements with Oaktree governing indebtedness or commitments relating to indebtedness entered into for the purpose of refinancing any indebtedness under the Holder Loan Agreement, and any transfer upon foreclosure pursuant to such agreements or commitments, provided that any required filing under Section 16(a) or Section 13 of the Exchange Act (or its foreign equivalent) reporting a reduction in beneficial ownership by the undersigned or any party (pledgor or pledgee) shall indicate by footnote disclosure or otherwise (i) the nature of the transfer, and (ii) that Oaktree has entered into a 365-day lock-up agreement with the Representative relating to any Common Shares or any security convertible into Common Shares beneficially owned by Oaktree, and if any filing is required to be made under Section 13 or Section 16(a) of the Exchange Act (or its foreign equivalent) during the Restricted Period, the undersigned shall provide the Representative prior written notice informing it of such report; or

(f)	transfers or dispositions of Common Shares or any security convertible into Common Shares pursuant to a bona fide tender offer for the Company’s capital shares, merger,

consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or any security convertible into Common Shares in connection with such transaction) that has been approved by the board of directors of the Company; provided that, in the event that such Change of Control transaction is not consummated, this clause (f) shall not be applicable and the undersigned’s shares and other securities shall remain subject to the restrictions contained in this agreement.

For purposes of this agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Public Offering shall not constitute a Change of Control, and “Holder Loan Agreement” means that certain Credit and Security Agreement, dated as of April 27, 2020, by and among the Selling Shareholder, as the Borrower, the lenders party thereto and Oaktree Fund Administration LLC (or its affiliate), as Agent, and all amendments through the date hereof or as otherwise amended from time to time.

In addition, other than as permitted above, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Restricted Period, exercise any right with respect to the registration with the Securities and Exchange Commission (or its foreign equivalent) of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

If, during the Restricted Period, the Company launches and closes a bona fide underwritten equity primary financing of at least $50,000,000 in net proceeds (after deducting underwriter commissions but before offering expenses), the undersigned agrees to enter into a customary 90-day lockup with the underwriters of such offering.

The undersigned understands that, if (i) the Representative, on the one hand, or the Company or the Selling Shareholder, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the Registration Statement related to the Public Offering is withdrawn prior to execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before February 15, 2023, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this letter.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder and the Underwriters.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

Very truly yours,

A.T. Holdings II Sàrl

/s/ Stephen Evans-Freke
Stephen Evans-Freke
Managing Director

Exhibit A

[-], 2023

Jefferies LLC

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Jefferies LLC, as representative (the “Representative”) of the several Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ADC Therapeutics SA, a société anonyme organized under the laws of Switzerland (or any successor thereto, the “Company”), and A.T. Holdings II Sàrl, a société anonyme organized under the laws of Switzerland (or any successor thereto, the “Selling Shareholder”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of a number of common shares (the “Shares”), par value CHF 0.08 per share (the “Common Shares”), of the Company by the Selling Shareholder.

If there is only one Underwriter identified in Schedule II to the Underwriting Agreement, references to “Underwriters” and “several Underwriters” in this letter shall instead mean the Underwriter and related plural terms shall instead be read in the singular.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 365 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)	transactions relating to Common Shares or any security convertible into Common Shares acquired in open market transactions after the date hereof;

(b)

transfers or dispositions of Common Shares or any security convertible into Common Shares as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution;

(c)

transfers or dispositions of Common Shares or any security convertible into Common Shares to any member of the immediate family of the undersigned, affiliate thereof, or any trust or trustee or beneficiary thereof for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(d)

transfers or dispositions of Common Shares or any security convertible into Common Shares to any corporation, partnership, limited liability company or other entity or affiliate of the undersigned or the immediate family of the undersigned;

(e)

transfers or dispositions of Common Shares or any security convertible into Common Shares (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, or (y) by operation of law pursuant to a domestic order or negotiated divorce settlement;

(f)

transfers or dispositions of Common Shares or any security convertible into Common Shares to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned, or distributions of Common Shares or other securities to partners, members, stockholders, beneficiaries or other equity holders of the undersigned;

provided that in the case of any transfer, disposition or distribution (i) pursuant to clause (b), (c), (d) or (f), each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) pursuant to clause (b), (c), (d), (e) or (f), no public announcement or filing under Section 16(a) of the Exchange Act (or its foreign equivalent), reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period (other than, in the case of a transfer or other disposition pursuant to clause (e) above, any Form 4 or Form 5 required to be filed under the Exchange Act (or its foreign equivalent) if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act (or its foreign equivalent) and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

(g)

transfers or dispositions of Common Shares or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (f) above, provided that any Common Shares shall be subject to the terms of this agreement; or

(h)

transfers or dispositions of Common Shares or any security convertible into Common Shares pursuant to a bona fide tender offer for the Company’s capital shares, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or any security convertible into Common Shares in connection with such transaction) that has been approved by the board of directors of the Company; provided that, in the event that such Change of Control transaction is not consummated, this clause (h) shall not be applicable and the undersigned’s shares and other securities shall remain subject to the restrictions contained in this agreement.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Public Offering shall not constitute a Change of Control.

In addition, other than as permitted above, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration with the Securities and Exchange Commission (or its foreign equivalent) of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned understands that, if (i) the Representative, on the one hand, or the Company or the Selling Shareholder, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the Registration Statement related to the Public Offering is withdrawn prior to execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before February 15, 2023, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this letter.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder and the Underwriters.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Title:

[Signature Page to Lock-Up Letter]